UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015 (December 14, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2015, in connection with the appointment of Gregory B. Kopel as Sanchez Energy Corporation’s (the “Company”) Senior Vice President and General Counsel, as described below under Item 8.01, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Kopel (the “Indemnitee”).  The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware General Corporation Law and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Effective December 14, 2015, the Board of Directors of the Company appointed Gregory B. Kopel as Senior Vice President and General Counsel of the Company.  Prior to joining the Company, Mr. Kopel served as Vice President and Associate General Counsel at Breitburn Energy Partners LP.  He has also served in corporate legal positions at Occidental Petroleum Corporation and Linn Energy LLC.  Mr. Kopel earned a B.A. in Government at the University of Texas at Austin, and a J.D. at the University of Houston, and began his career working at two international law firms.

Mr. Kopel will receive compensation and participate in benefit plans at levels consistent with his position and scope of responsibility.  Mr. Kopel is eligible to participate in the Company’s Second Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”).  In connection with his employment, the Company granted 75,000 shares of restricted common stock, par value $0.01 per share (the “Common Stock”), to Mr. Kopel pursuant to the Plan.  Mr. Kopel’s grant of restricted Common Stock was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) and is incorporated herein by reference, and will vest pro-rata over a three-year period.  Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in the Plan), the shares of restricted Common Stock will vest automatically.  In addition, in the event of Mr. Kopel’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the respective shares of restricted Common Stock.  Further, notwithstanding the above, pursuant to the terms of Mr. Kopel’s restricted stock agreement, the Committee may, at its sole discretion, choose to accelerate the vesting of an award of restricted shares at any other time.

On December 15, 2015, the Company announced Mr. Kopel’s appointment as Senior Vice President and General Counsel of the Company. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Indemnification Agreement, dated as of December 14, 2015, between Sanchez Energy Corporation and Gregory B. Kopel.
10.2	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).
99.1	Press release, dated December 15, 2015, announcing Gregory B. Kopel as Sanchez Energy Corporation’s Senior Vice President and General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: December 16, 2015	By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits
10.1	Indemnification Agreement, dated as of December 14, 2015, between Sanchez Energy Corporation and Gregory B. Kopel.
10.2	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).
99.1	Press release, dated December 15, 2015, announcing Gregory B. Kopel as Sanchez Energy Corporation’s Senior Vice President and General Counsel.